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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              3DX Technologies Inc.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Delaware                                76-0386601

(STATE OF INCORPORATION OR ORGANIZATION)   (I.R.S. EMPLOYER IDENTIFICATION NO.)


         12012 Wickchester
         Suite 250
         Houston, Texas                                77079

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


   If this Form relates to the                  If this Form relates to the
   registration  of a class of                  registration of a class of
   debt securities and is                       debt securities and is to
   effective upon filing pursuant               become effective simultaneously
   to General Instruction A(c)(1)               with the effectiveness of a
   please check the following                   concurrent registration
   box.  \  \                                   statement under the Securities
                                                Act of 1933 pursuant to General
                                                Instruction A(c)(2) please
                                                check the following box. \  \






       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

TITLE OF EACH CLASS                             NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                              EACH CLASS IS TO BE REGISTERED
-------------------                             -------------------------------

 NOT APPLICABLE                                        NOT APPLICABLE
 --------------                                        --------------


        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE
                     ---------------------------------------
                                (Title of Class)




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Item 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered hereunder are common stock, par value $0.01 per share (the "Common Stock") of 3DX Technologies Inc. (the "Registrant"). A description of the Common Stock is set forth under the caption "Description of Capital Stock" contained in the prospectus forming a part of the Registrant's Registration Statement on Form S-1, as amended (the "Registration Statement") (File No. 333-14473) initially filed with the Securities and Exchange Commission on October 18, 1996. Such description, and as it may be subsequently amended, is incorporated herein by reference.

Item 2.  EXHIBITS.

         The  following  exhibits  are  filed  as a part  of  this  Registration
Statement:


         Exhibit
           NO.           DESCRIPTION
         -------         -----------

           1. Fourth Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to Exhibit 3.1(i)(b) to the Registration Statement.

           2. Fifth Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to
                         Exhibit  3.1(i)(c)  to the Registration Statement.

           3. Sixth Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to
                         Exhibit  3.1(i)(d)  to the Registration Statement.

           4. Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.1(ii)(a) to the Registration Statement.

           5. Second Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.1(ii)(b) to the Registration Statement.

           6. Form of Specimen Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

           7.            Series   C   Preferred   Stock   Purchase   Agreement,
                         incorporated herein by reference to Exhibit 10.3 to the Registration Statement.

           8. Second Amended and Restated Co-Sale Agreement, incorporated herein by reference to Exhibit 10.4 to the Registration Statement.

           9. Stock Purchase and Restriction Agreement, between the Registrant and C. Eugene Ennis, incorporated herein by reference to Exhibit 10.5 to the Registration Statement.

           10. Stock Purchase and Restriction Agreement between the Registrant and Peter M. Duncan, incorporated herein by reference to Exhibit 10.6 to the Registration Statement.

           11. Stock Purchase and Restriction Agreement between the Registrant and Douglas C. Nester, incorporated herein by reference to Exhibit 10.7 to the Registration Statement.




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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            3DX TECHNOLOGIES INC.



Date: December 9, 1996                    By: /S/ C. EUGENE ENNIS
                                                -------------------
                                                C. Eugene Ennis
                                                President and Chief
                                                Executive Officer




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                                INDEX TO EXHIBITS


         Exhibit
           NO.          DESCRIPTION
         -------        -----------

           1. Fourth Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to
                        Exhibit  3.1(i)(b)  to the Registration Statement.

           2. Fifth Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to
                        Exhibit  3.1(i)(c)  to the  Registration Statement.

           3. Sixth Restated Certificate of Incorporation of the Registrant, incorporated herein by reference to
                        Exhibit  3.1(i)(d)  to the Registration Statement.

           4. Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.1(ii)(a) to the Registration Statement.

           5. Second Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.1(ii)(b) to the Registration Statement.

           6. Form of Specimen Stock Certificate, incorporated herein by reference to Exhibit 4.1 to the Registration Statement.

           7.           Series   C   Preferred   Stock   Purchase   Agreement,
                        incorporated herein by reference to Exhibit 10.3 to the Registration Statement.

           8. Second Amended and Restated Co-Sale Agreement, incorporated herein by reference to Exhibit 10.4 to the Registration Statement.

           9. Stock Purchase and Restriction Agreement, between the Registrant and C. Eugene Ennis, incorporated herein by reference to Exhibit 10.5 to the Registration Statement.

           10. Stock Purchase and Restriction Agreement between the Registrant and Peter M. Duncan, incorporated herein by reference to Exhibit 10.6 to the Registration Statement.

           11. Stock Purchase and Restriction Agreement between the Registrant and Douglas C. Nester, incorporated herein by reference to Exhibit 10.7 to the Registration Statement.